HII Technologies, Inc. Announces $3.05 million Private Placement with Institutional and Accredited Investors

Amends Senior Credit Agreement to Resolve Technical Defaults

HOUSTON, TX (May 12, 2015) -- HII Technologies, Inc. (OTCQB: HIIT) is pleased to announce that it has entered into definitive securities purchase agreements with institutional and accredited investors to purchase an aggregate of $3.05 million of its Series B Convertible Preferred Stock in a private placement at a price of $1,000 per share. Each share of Series B Convertible Preferred Stock is entitled to 12% annual cumulative dividends paid quarterly and is convertible into shares of our common stock at a conversion price of $0.40 per share.  The investors will receive a warrant to purchase 1,250 shares of our common stock at an exercise price of $0.50 per share (i.e. 50% warrant coverage) for each share of Series B Convertible Preferred stock purchased.

The shares of Series B Convertible Preferred Stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, we have agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Series B Preferred Convertible Stock and exercise of the warrants.

The offering is expected to close on or about May 13, 2015, subject to closing conditions, including entering into third amendment and waiver agreements with Heartland Bank, as Agent, which includes a waiver of the prior technical defaults, a waiver of the default rate interest and amended financial covenants.

ROTH Capital Partners acted as the sole placement agent for the offering.

About HII Technologies, Inc.

HII Technologies, Inc. is a Houston, Texas based oilfield services company focused on Total Frac Water Management with operations in the Southwest United States. It has two supporting divisions in oilfield power management and safety services. By focusing on the critical service areas of Water, Safety and Power, the Company's bundled services approach has allowed it to become a cutting edge technology provider and cost saving solution to oilfield operators who are looking for ways to improve efficiencies in the current price environment. The Company's frac water management division does business as AES Water Solutions, Hamilton and AquaTex, its onsite oilfield contract safety consultancy does business as AES Safety Services and its mobile oilfield power subsidiary does business as Sage Power Solutions, formerly South Texas Power (STP). HII Technologies' objective is to bring proven technologies to these operating divisions to build a long-term competitive advantage for its stakeholders. Read more at www.HIITinc.com,www.AESWaterSolutions.com, www.AquaTexUSA.com, www.HamiltonFracWater.com

www.AESSafetyServices.com and www.Oilfield-Generators.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on HII's current expectations, estimates and projections about HII, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance.   No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these "forward-looking statements" are identified by words such as "expects," "believes," "anticipates" and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to:  risks that HII will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that HII's expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for HII as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in HII's businesses, or could further deteriorate or worsen from  the recent market declines, and/or that HII could experience further unexpected declines in activity and demand for its hydraulic frac related water transfer business, its safety consultancy business or its generator and related equipment rental service businesses; risks relating to HII's ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks that HII may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into HII's operations; risks, in responding to changing or declining market conditions, that HII may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in HII's businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that HII may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting HII's ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of HII's control, HII's actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect HII's business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, HII also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that HII files periodically with the Securities and Exchange Commission.

Investor Relations Contact

Derek Gradwell

MZ Group

SVP, Natural Resources

Phone: 512-270-6990

Email: dgradwell@mzgroup.us

Web: www.mzgroup.us